UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): January 25, 2006


                          FIRSTFED FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)



      Delaware                1-9566                        95-4087449
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



  401 Wilshire Boulevard, Santa Monica, California,         90401-1490
      (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition

      On January 25, 2006, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's fourth quarter 2005 earnings. A copy of this release press release is attached and incorporated herein as Exhibit 99.


ITEM 8.01   Other Events

      On January 24, 2005, the Board of Directors of the Company amended the Company's Corporate Governance Guidelines for the election of directors.
The guidelines now provide:
            A nominee in an uncontested election who receives more votes "withheld" from his or her election than votes "for" his or her election must tender his or her resignation to the Corporate Governance & Nominating Committee.

            The Corporate Governance & Nominating Committee will recommend to the Board whether to accept or reject the resignation. In deciding what action to recommend, the Committee will consider factors it considers relevant, including: the underlying reasons for the withheld vote (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to the Company, the past board evaluations of the performance of the director, compliance with listing standards, and the Company's Corporate Governance Guidelines.

            The Board will act on the Corporate Governance & Nominating Committee's recommendation within 90 days after the certification of the vote. The nominee will be excluded from participating in the Committee and Board deliberations. The Company will promptly disclose the Board's decision and the process followed by the Board in reaching that decision in a press release to be disseminated in the manner that Company press releases typically are distributed.


Exhibit 9.01       Financial Statements and Exhibits

(a)         Financial Statements

                Not Applicable.

(b)         Pro Forma Financial Information

                Not Applicable.

(c)         Exhibits:

                Exhibit 99 - Press Release dated January 25, 2006, regarding results for the fourth quarter 2005.

                           S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated: January 25, 2006                   By:  /s/ Douglas J. Goddard
                                               ----------------------
                                                   Douglas J. Goddard
                                                   Chief Financial Officer

                                   Exhibit 99

          FIRSTFED REPORTS RESULTS FOR THE FOURTH QUARTER OF 2005

      Santa Monica, California, January 25, 2006 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $28.2 million or $1.67 per diluted share of common stock for the fourth quarter of 2005 compared to net income of $16.4 million or $ 0.97 per diluted share of common stock for the fourth quarter of 2004. Quarterly income increased due to higher net interest income resulting from growth in the loan portfolio. Average interest-earning assets increased 46% during the fourth quarter of 2005 compared to the fourth quarter of 2004. The increase in earning assets was offset by a decrease in interest rate spread, which dropped to 2.30% during the fourth quarter of 2005 from 2.51% during the fourth quarter of 2004. Loan prepayment fees were $7.6 million for the fourth quarter of 2005 compared to $2.2 million for the same quarter in 2004.

      Net income for the year ended December 31, 2005 increased to $91.7 million or $5.43 per diluted share of common stock compared to $65.8 million or $3.85 per diluted share of common stock for 2004. Net interest income increased 36% during 2005 compared to 2004 based on a 58% increase in average interest-earning assets for the same period. The increase was offset by a decrease in interest rate spread to 2.33% for 2005 from 2.68% for 2004. Loan prepayment fees were $20.5 million for 2005 compared to $8.0 million for 2004.

      The Company's total assets were $10.5 billion at the end of 2005 compared to $7.5 billion at the end of 2004 as a result of record loan production during 2005. Loan originations during 2005 were $4.8 billion compared to $3.9 billion for 2004. However, loan originations during the fourth quarter of 2005 decreased to $1.1 billion, 20% less than the fourth quarter of 2004. Based on the record loan originations, the loan portfolio grew to $9.7 billion at December 31, 2005 from $6.8 billion as of December 31, 2004. Single family loans comprised 93% and 90% of loan originations during the fourth quarter and year ended December 31, 2005 compared to 82% and 80% of loan originations during the same periods of 2004.

      Negative amortization, which results when unpaid interest earned by the Bank is added to borrowers' loan balances, totaled $62.6 million at December 31, 2005 and $5.6 million at December 31, 2004. Negative amortization increased by $25.0 million during the fourth quarter of 2005 and $57.0 million for 2005. Negative amortization has increased over the last four quarters due to rising interest rates and an increasing number of single family loans that allow for fixed payment periods of one to five years. The portfolio of single family loans with a one-year fixed payment totaled $4.6 billion at December 31, 2005 and $2.9 billion at December 31, 2004. The portfolio of single family loans with three-to-five year fixed payments totaled $2.7 billion at December 31, 2005 and $1.6 billion at December 31, 2004. Negative amortization as a percentage of all single family loans with fixed payment periods in the Bank's portfolio totaled 0.86% at December 31, 2005 and 0.12% as of December 31, 2004.

      Loan originations during 2005 were funded with a variety of sources including FHLB advances ($1.2 billion), borrowings under repurchase agreements ($978 million) and deposits ($610 million). On December 29, 2005, FirstFed Financial Corp. completed the placement of $50 million of fixed/floating rate senior debentures due in 2016 (the "Debentures"). The Debentures have a fixed rate of 6.23% for the first five years, and a ten year maturity. An additional $50 million issuance of private-placed senior debt was completed in June of 2005 at 5.65% fixed for the first five years. The proceeds from these debentures will be used to finance the Bank's growth through a capital investment from FirstFed Financial Corp., and for general corporate purposes. The Bank's risk-based capital ratio was 13.10% at December 31, 2005 and its core and tangible capital ratios were 6.23%.

      Due to growth in the loan portfolio, loan loss provisions of $4.0 million and $19.8 million were recorded during the fourth quarter and year ended 2005. A loss provision of $3.0 million was recorded during 2004, all of which was recorded during the fourth quarter. Net loan charge-offs totaled $36 thousand and $1.4 million for the fourth quarter and full year of 2005. Charge-offs of $6 thousand were recorded during the fourth quarter of 2004 and recoveries of $437 thousand were recorded during the year ended 2004. Non-performing loans were 0.05% and 0.07% as a percentage of total assets at December 31, 2005 and 2004 respectively.


      Loan servicing and other fees were $8.6 million and $22.8 million for the fourth quarter and year ended December 31, 2005, respectively, compared to $2.6 million and $ 9.5 million for the same periods of 2004. Because a greater number of loans subject to prepayment fees paid off during the year, loan prepayment fees grew to $7.6 million and $20.5 million for the fourth quarter and year ended December 31, 2005 compared to $2.2 million and $8.0 million for the same periods of 2004. An increasing number of loans provide for prepayment fees in order to compensate the Bank for the cost of origination. Loan payoffs and principal reductions were $635 million and $2.0 billion for the fourth quarter and year ended December 31, 2005 compared to $361.5 million and $1.4 billion for the same periods in 2004.

      Non-interest expense was $18.2 million and $73.5 million for the fourth quarter and year ended December 31, 2005, respectively, compared to $18.0 million and $66.4 million for the same periods of 2004. Lower profit sharing plan contributions offset higher operating losses at the branches during the quarter. Year-to-date expenses increased due to the higher costs associated with loan production. Due to the growth in average total assets, the ratio of non-interest expense to average total assets fell to 0.72% and 0.81% for the fourth quarter and year ended December 31, 2005 compared to 1.04% and 1.13% for the fourth quarter and year ended December 31, 2004.

      There were no repurchases of common stock during 2005. The Company repurchased 696,900 shares of common stock during 2004 at an average market price of $40.25 per share. Shares eligible for repurchase under the Company's stock repurchase program totaled 1,472,079 as of January 25, 2006.

      First Federal Bank of California operates 30 retail banking offices in Southern California and 6 lending offices in both Southern and Northern California.

      This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, the California real estate market, branch openings, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

      Contact: Douglas Goddard, Executive Vice President
              (310) 319-6014

                           KEY FINANCIAL RESULTS FOLLOW

                            FIRSTFED FINANCIAL CORP.
                               AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)
                                   (Unaudited)

                                                             December 31,         December 31,
                                                                2005                  2004
                                                            -------------        -------------
                                                            -------------        -------------
ASSETS

Cash and cash equivalents                               $         93,192        $       68,343
Investment securities, available-for-sale (at fair               294,017               250,586
value)
Mortgage-backed securities, available-for-sale (at                74,254                97,059
  fair value)
Loans receivable, held-for-sale (fair value $2,893)                2,873                     -
Loans receivable, net                                          9,678,260             6,837,945
Accrued interest and dividends receivable                         48,973                24,115
Real estate held for investment                                        -                   986
Office properties and equipment, net                              15,759                15,881
Investment in Federal Home Loan Bank (FHLB) stock, at
  cost                                                           205,696               143,425
Other assets                                                      43,925                30,643
                                                           -------------         -------------
                                                        $     10,456,949        $    7,468,983
                                                           =============         =============


LIABILITIES

Deposits                                                $      4,371,657        $    3,761,165
FHLB advances                                                  4,155,500             3,004,600
Securities sold under agreements to repurchase                 1,163,684               187,000
Senior debenture                                                 100,000                     -
Accrued expenses and other liabilities                            95,269                38,744
                                                           -------------         -------------
                                                               9,886,110             6,991,509
                                                           -------------         -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares;
  issued 23,761,825 and 23,693,350 shares;
  outstanding 16,567,229 and 16,498,754 shares                       238                  237
Additional paid-in capital                                        44,147               40,977
Retained earnings - substantially restricted                     640,900              549,202
Unreleased shares to employee stock ownership plan                (1,104)                 (53)
Treasury stock, at cost 7,194,596 shares                        (113,776)            (113,776)
Accumulated other comprehensive earnings, net of taxes               434                  887
                                                           -------------        -------------
                                                                 570,839              477,474
                                                           -------------        -------------
                                                        $     10,456,949        $    7,468,983
                                                           =============        =============



                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS (Dollars
               in thousands, except per share data)
                                   (Unaudited)

                                                 Three months ended                            Twelve months ended
                                                     December 31,                                   December 31,
                                        ------------------------------------            ------------------------------------
                                            2005                    2004                    2005                     2004
                                        ------------            ------------            -----------             ------------
                                        ------------            ------------            -----------             ------------

Interest income and dividend income:
   Interest on loans                    $   138,508             $    73,557             $  450,276               $  247,892
   Interest on mortgage-backed
      securities                                697                     729                  2,825                    3,312
   Interest and dividends on
      investments                             4,950                   3,560                 16,556                   11,518
                                        ------------            ------------            -----------             ------------
      Total interest income                 144,155                  77,846                469,657                  262,722
                                        ------------            ------------            -----------             ------------
Interest expense:
   Interest on deposits                      32,914                  14,545                 97,857                   42,159
   Interest on borrowings                    50,914                  18,335                151,333                   59,031
                                        ------------            ------------            -----------             ------------
      Total interest expense                 83,828                  32,880                249,190                  101,190
                                        ------------            ------------            -----------             ------------

Net interest income                          60,327                  44,966                220,467                  161,532
Provision for loan losses                     4,000                   3,000                 19,750                    3,000
                                        ------------            ------------            -----------             ------------
Net interest income after
   provision for loan losses                 56,327                  41,966                200,717                  158,532
                                        ------------            ------------            -----------             ------------

Other income:
   Loan servicing and other fees              8,589                   2,617                 22,774                    9,545
   Retail office fees                         1,636                   1,512                  5,804                    5,639
   Gain on sale of loans                        139                       -                    125                    5,434
   Real estate operations, net                  (47)                    202                  2,013                      308
   Other operating income                       169                     138                    499                      370
                                        ------------            ------------            -----------             ------------
      Total other income                     10,486                   4,469                 31,215                   21,296
                                        ------------            ------------            -----------             ------------

Non-interest expense:
   Salaries and employee benefits            10,340                  11,226                 45,061                   40,907
   Occupancy                                  2,471                   2,253                  9,726                    8,691
   Advertising                                  342                     277                    754                      705
   Amortization of core deposit
      intangible                                499                     499                  1,995                    1,995
   Federal deposit insurance                    132                      99                    504                      388
   Legal                                        181                     398                  1,381                    1,686
   Other expense                              4,191                   3,293                 14,060                   12,000
                                        ------------            ------------            -----------             ------------
      Total non-interest expense             18,156                  18,045                 73,481                   66,372
                                        ------------            ------------            -----------             ------------

Income before income taxes                   48,657                  28,390                158,451                   13,456
Income tax                                   20,494                  11,950                 66,753                   47,614
                                        ------------            ------------            -----------             ------------
Net income                           $       28,163             $    16,440                 91,698                   65,842
                                        ============            ============            ===========             ============

Net income                           $       28,163             $    16,440                 91,698                   65,842
Other comprehensive income
   (loss), net of taxes                         (21)                   (224)                  (453)                    (204)
                                        ------------            ------------            -----------             ------------
Comprehensive income                 $       28,142             $    16,216                 91,245                   65,638
                                        ============            ============            ===========             ============

Earnings per share:
   Basic                             $         1.70 $                  1.00                   5.55                     3.95
                                        ============            ============            ===========             ============
   Diluted                           $         1.67 $                  0.97                   5.43                     3.85
                                        ============            ============            ===========             ============

Weighted average shares outstanding:

   Basic                                 16,541,512              16,461,945              16,518,300              16,679,927
                                        ============            ============            ============            ============
   Diluted                               16,877,575              16,879,903              16,887,951              17,090,227
                                        ============            ============            ============            ============

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                              KEY FINANCIAL RESULTS
                                   (Unaudited)

                                                      Quarter ended December 31,
                                                      2005                  2004
                                                  ------------          ----------
                                           (Dollars in thousands, except per share data)

End of period:
   Total assets                                 $   10,456,949          $  7,468,983
   Cash and securities                          $      387,209          $    318,929
   Mortgage-backed securities                   $       74,254          $     97,059
   Loans                                        $    9,681,133          $  6,837,945
   Core deposit intangible asset                $        3,338          $      5,333
   Deposits                                     $    4,371,657          $  3,761,165
   Borrowings                                   $    5,319,184          $  3,191,600
   Stockholders' equity                         $      570,839          $    477,474
   Book value per share                         $        34.46          $      28.94
   Tangible book value per share                $        34.25          $      28.62
   Stock price (period-end)                     $        54.52          $      51.87
   Total loan servicing portfolio               $    9,884,314          $  6,985,282
   Loans serviced for others                    $       89,074          $    102,546
   % of adjustable mortgages                             96.09%                91.44%

Other data:
   Employees (full-time equivalent)                        629                   604
   Branches                                                 30                    29

Asset quality:
   Real estate owned (foreclosed)               $            -          $          -
   Non-accrual loans                            $        4,966          $      4,985
   Non-performing assets                        $        4,966          $      4,985
   Non-performing assets to total assets                  0.05%                 0.07%
   General valuation allowance (GVA)            $       97,558          $     78,675
   Allowances for impaired loans                             -                   496
                                                  ------------            ----------
   Allowances for loan losses                   $       97,558                79,171
   Allowances for loan losses as a percent of
     gross loans receivable                               1.00%                 1.16%
   Loans sold with recourse                     $       59,856          $     76,338
   Modified loans (not impaired)                $        1,985          $      2,086
   Impaired loans, net                          $        3,027          $      1,360
   Allowance for impaired loans                 $            -          $        496

Capital ratios:
   Tangible capital ratio                                 6.23%                 5.99%
   Core capital ratio                                     6.23                  5.99
   Risk-based capital ratio                              13.10                 11.96
   Net worth to assets ratio                              5.46                  6.39


                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                        KEY FINANCIAL RESULTS (continued)
                                   (Unaudited)

                                                         Three months ended                          Twelve months ended
                                                             December 31,                                 December 31,
                                                ------------------------------------          --------------------------------------
                                                    2005                     2004                 2005                   2004
                                                ------------            ------------          ------------              ------------
                                                   (Dollars in thousands)

Selected ratios:
  Expense ratios:
     Efficiency ratio                                  25.64%                   36.50%                29.20%                  37.42%
     Expense-to-average-assets                          0.72                     1.04                  0.81                    1.13
     ratio
  Return on average assets                              1.11                     0.95                  1.01                    1.12
  Return on average equity                             20.30                    14.06                 17.64                   14.54

Yields earned and rates paid:
  Average yield on loans and
   mortgage-backed securities                           5.84%                    4.61%                 5.27%                   4.68%
  Average yield on investment                           4.22                     3.16                  3.91                    2.79
  portfolio (1)
  Average yield on all
   interest-earning assets (1)                          5.80                     4.55                  5.24                    4.59
  Average rate paid on deposits                         2.96                     1.63                  2.40                    1.42
  Average rate paid on borrowings                       3.98                     2.54                  3.37                    2.53
  Average rate paid on all
   interest-bearing liabilities                         3.50                     2.04                  2.91                    1.91
  Interest rate spread                                  2.30                     2.51                  2.33                    2.68
  Effective net spread                                  2.41                     2.60                  2.43                    2.78

Average balances:
  Average loans and
   mortgage-backed securities                   $  9,530,912             $  6,398,547           $ 8,592,880             $ 5,325,910
  Average investments  (2)                           252,967                  283,797               231,331                 252,708
                                                 ------------             ------------          ------------             -----------
  Average interest-earning assets  (2)             9,783,879                6,682,344             8,824,211               5,578,618
                                                 ------------             ------------          ------------             -----------
  Average deposits                                 4,413,541                3,539,945             4,078,785               2,968,757
  Average borrowings                               5,057,275                2,861,681             4,452,325               2,317,518
                                                 ------------             ------------          ------------             -----------
  Average interest-bearing liabilities             9,470,816                6,401,626             8,531,110               5,286,275
                                                 ------------             ------------          ------------             -----------
  Excess of interest-earning assets over
    interest-bearing liabilities                $    313,063            $     280,718           $   293,101             $   292,343
                                                 ============            =============           ===========             ===========

Loan originations and purchases                 $  1,084,524            $   1,359,502           $ 4,832,038             $ 3,880,809

(1) Excludes FHLB stock dividends and other miscellaneous items.
(2) Excludes FHLB stock.